Exhibit 99.1

MEDICINOVA, INC.

Special Meeting of Stockholders, [                    ], 2009

This Proxy is Solicited on Behalf of the Board of Directors of MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held on [                    ], 2009 and the Joint Proxy Statement/Prospectus and appoints each of Yuichi Iwaki, M.D., Ph.D. and Shintaro Asako, jointly and severally, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of MEDICINOVA, INC., or MediciNova, which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of MediciNova to be held at the Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 on [                    ], 2009, at [                    ] Pacific Standard Time, or the Special Meeting, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The proxy holders are also authorized to vote upon all other matters as may properly come before the Special Meeting, or any adjournment thereof, utilizing their own discretion as set forth in the Notice of Special Meeting and Joint Proxy Statement/Prospectus. MediciNova cannot assure that your shares will be voted unless you sign, date and return this Proxy, or otherwise vote this Proxy in accordance with the instructions herein, so that it is received by [                    ], 2009.

TO VOTE BY INTERNET—www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time on [                    ], 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE—1-800-776-9437

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time on [                    ], 2009. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided to you.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

MEDICINOVA, INC.

[                    ], 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement

is available at - www.medicinova.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1.

To adopt the Agreement and Plan of Merger dated August 20, 2009, by and among MediciNova, Inc., Avigen, Inc. and Absolute Merger, Inc., and approve the issuance of MediciNova’s floating rate secured convertible notes due 2011.

			FOR ¨	AGAINST ¨	ABSTAIN ¨

	2.	To adjourn the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

The Board of Directors recommends that stockholders vote FOR adoption of the Merger Agreement and approval of the issuance of MediciNova’s floating rate secured convertible notes due 2011 and FOR any adjournment of the Special Meeting, if necessary, to solicit additional proxies.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

..

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.